UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

MASS PETROLEUM INC.

(Name of Registrant As Specified In Charter)

______________________________

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☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Suite 507 – 700 West Pender Street

Vancouver, British Columbia V6C 1G8

To the Shareholders:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on December 6, 2011 (the “Record Date”), of shares of the common stock with voting power of Mass Petroleum Inc., a Nevada corporation (the “Company”), that our Board of Directors and one shareholder holding approximately 90.6% of our voting power as of the Record Date have giving written consent as of December 6, 2011, to approve the following:

1.

To amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock we may issue from 160,000,000 to 1,000,000,000 (the “Share Increase”); and

2.

To amend the Company’s Articles of Incorporation to affect a 1,000 to 1 reverse stock split on the Company’s outstanding common stock (the “Reverse Split”).

These actions were approved on December 6, 2011, by our Board of Directors and one shareholder who hold a majority of issued and outstanding voting securities.  We anticipate an effective date of January 5, 2012, or as soon thereafter as practicable in accordance applicable law, including the Nevada Revised Statutes (“NRS”).

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The accompanying information statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with the NRS and Rule 14c of the Securities Exchange Act of 1934, as amended.  This Information Statement is first mailed to you on or about December 16, 2011.

Please feel free to call us at (604) 662-3910 should you have any questions on the enclosed Information Statement.

Date: December 16, 2011	For the Board of Directors of MASS PETROLEUM INC.

	By:	/s/ Jordan Shapiro
Jordan Shapiro
Chief Executive Officer and Director

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

MASS PETROLEUM INC.

Suite 507-700 West Pender Street

Vancouver, British Columbia V6C 1G8

INFORMATION STATEMENT

(Definitive)

December 16, 2011

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of Mass Petroleum Inc., a Nevada Corporation (the “Company”), to notify such Stockholders that on or about December 6, 2011, the Company received written consents in lieu of a meeting of Stockholders from one holder who holds 1,000,000 shares of Series A Preferred Stock and 46,571,800 shares of Common Stock representing approximately 90.6% of the our total 1,155,748,000 issued and outstanding shares of voting stock of the Company (the “Majority Stockholder”) to increase the number of authorized shares of common stock we may issue from 160,000,000 to 1,000,000,000 (the “Share Increase”) and to affect a 1 for 1,000 reverse split on the Company’s outstanding common stock. Accordingly, your consent is not required and is not being solicited in connection with the approval.

On December 6, 2011, the Board approved the above actions, subject to approval by the Stockholders.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken.  In addition, pursuant to the laws of Nevada, the actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters’ rights.

Our board of directors determined to pursue shareholder action by majority written consent presented by our outstanding shares of stock entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of shareholders and to implement the above action to our shareholders in a timely manner.

The above actions will become effective 20 days following the filing of the Definitive Information Statement, or as soon thereafter as is practicable.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND A PROXY.

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OUTSTANDING VOTING SECURITIES OF THE COMPANY

As of the date of the consent by the Majority Stockholders, on December 6, 2011, the Company had 155,748,000 shares of Common Stock issued and outstanding, and there were 1,000,000 shares of Series A Preferred Stock issued and outstanding.  Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval and each share of Series A Preferred Stock is entitled to one thousand votes per share on all matters to be voted on by the holders of the Company's common stock.

On December 6, 2011, the holder of 1,000,000 shares of Series A Preferred Stock and 46,571,800 shares of Common Stock (or approximately 90.6% of the Company’s total voting stock then outstanding) executed and delivered to the Company a written consent approving the actions.  As the actions were approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The NRS provides in substance that unless the Company’s Articles provides otherwise, Stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the Stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the NRS, a vote by the holders of at least a majority of the voting shares is required to effect the action described herein.  As of the Record Date, the Company had 155,748,000 common shares issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share and 1,000,000 Series A Preferred Shares issued and outstanding and entitled to vote, which for voting purposes are entitled to one thousand votes per share.  The consenting Majority Stockholder is the record and beneficial owner of a total of 1,000,000 shares of the Company’s Series A Preferred stock and 46,571,800 shares of the Company’s Common Stock, which represents approximately 90.6% of the total number of voting shares.  The consenting Majority Stockholder voted in favor of the actions described herein in a written consent, dated December 6, 2011.  No consideration was paid for the consent.  The consenting stockholders’ name, affiliation with the Company and beneficial holdings are as follows:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of beneficial ownership	Percentage of Class (1)	Percentage of Voting Power (2)
Series A Preferred Stock	Jordan Shapiro (3) Suite 507-700 West Pender St. Vancouver, B.C. V6C 1G8	1,000,000	100%	86.5%
Common Stock	Jordan Shapiro (3) Suite 507-700 West Pender St. Vancouver, B.C. V6C 1G8	46,571,800	29.9%	4.0%
Total				90.6%

1.

Percentage of class is based on 1,000,000 shares of Series A Preferred Stock and 155,748,000 shares of Common Stock issued and outstanding as of December 6, 2011.  Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act.  The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable.

2.

Percentage of voting power is calculated based on 155,748,000 shares of common stock issued and outstanding as of December 6, 2011 and 1,000 times the 1,000,000 shares of Series A Preferred Stock issued and outstanding as of December 6, 2011

3.

Mr. Shapiro is our President, Chief Executive Officer, Treasurer, Secretary and a Director.

ACTION: TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF FROM 160,000,000 TO 1,000,000,000 (THE “SHARE INCREASE”)

On December 6, 2011, our Board of Directors approved, subject to receiving the approval of one holder of a majority of our outstanding capital stock, an amendment and restatement of our Articles of Incorporation (the “Restated Articles”), to increase the number of authorized shares of common stock we may issue from 160,000,000 to 1,000,000,000 (the “Share Increase”).  The Majority Stockholders approved the Restated Articles pursuant to a written consent dated as of December 6, 2011.  The Restated Articles effecting the share increase will become effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the filing of the Definitive Information Statement.

We are currently authorized by our Certificate of Incorporation to issue 160,000,000 shares of common stock, $0.0001 par value per share and 1,000,000 shares of preferred stock, $0.0001 par value per share.  Pursuant to the Amendment we will increase the number of common shares we are authorized to issue to 1,000,000,000 shares of common stock, $0.0001 par value per share.  As of the date the Amendment was approved by our Board and the Majority Stockholders, there were 155,748,000 shares of our common stock issued and outstanding.

Reasons for the Share Increase

Our Board believes it is in our best interests and the best interests of our stockholders to increase the number of authorized shares of our common stock to allow for the issuance of shares of our common stock or other securities in connection with such potential issuances and such other purposes as the Board determines.  The Board believes that the Share Increase will afford the Company greater flexibility in seeking capital and potential acquisition targets.  The Board has no immediate plans, understandings, agreement or commitments to issue shares of Common Stock for any purposes.

Effect of the Share Increase

The increase in the authorized number of shares of our common stock will permit our Board to issue additional shares of our common stock without further approval of our stockholders, and our Board does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements.  Our issuance of additional shares of common stock may result in substantial dilution to our existing stockholders, and such issuances may not require stockholder approval.

We presently do not have in place provisions which may have an anti-takeover effect.  The increase in the authorized number of shares of our common stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of our common stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board.

The issuance of additional shares of our common stock may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of our common stock.  It may also adversely affect the market price of our common stock.  However, if additional shares are issued in transactions whereby favorable business opportunities are provided, the market price of our common stock may increase.

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by our stockholders.

The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available.  We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business.  Any future disposition of dividends will be at the discretion of our Board and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

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ACTION: TO AFFECT A 1 FOR 1,000 REVERSE SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK (THE “REVERSE SPLIT”)

The Company’s Board of Directors, subject to receiving the approval of one holder of a majority of our outstanding capital stock, approved a resolution to effectuate a 1 for 1,000 reverse stock split.  Under this reverse stock split each 1,000 shares of our Common Stock will be automatically converted into 1 share of Common Stock.  To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional share to all holders of fractional shares.  The effective date of the reverse stock split will be January 5, 2012, or as soon thereafter as practicable in accordance with applicable law.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

Purpose And Material Effects Of The Reverse Stock Split

The Board of Directors believe that, among other reasons, the number of outstanding shares of our Common Stock have contributed to a lack of investor interest in the Company and has made it difficult to attract new investors and potential business candidates.  As a result, the Board of Directors has proposed the Reverse Stock Split as one method to attract business opportunities in the Company.

When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock.  It does not increase the market capitalization of the company.  An example of a reverse split is the following.  A company has 10,000,000 shares of common stock outstanding.  Assume the market price is $1.00 per share.  Assume that the company declares a 1 for 5 reverse stock split.  After the reverse split, that company will have 1/5 as many shares outstanding, or 2,000,000 shares outstanding.  The stock will have a market price of $5.00.  If an individual investor owned 10,000 shares of that company before the split at $1.00 per share, he will own 2,000 shares at $5.00 after the split.  In either case, his stock will be worth $10,000.  He is no better off before or after.  Except that such company hopes that the higher stock price will make that company look better and thus the company will be a more attractive for potential business.  There is no assurance that that company's stock will rise in price after a reverse split or that a will attract more potential business.

We believe that the reverse stock split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities.  However, the effect of the reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied.  There can be no assurance that the market price per share of our Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split.  The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The reverse split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share.  All stockholders holding a fractional share shall be issued an additional share.  The principal effect of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from 155,748,000 shares of Common Stock as of December 6, 2011 to approximately 155,748 shares (depending on the number of fractional shares that are issued or cancelled).  The Reverse Stock Split will affect the shares of common stock outstanding and will have no effect on the Company’s Preferred Shares.

The Reverse Stock Split will not affect the par value of our Common Stock.  As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced.  The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The Reverse Stock Split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered.  The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable.  The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934.  We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own fewer numbers of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by 1,000.  While we expect that the Reverse Stock Split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the Reverse Stock Split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects).  Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split.  Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split.  In addition, the reverse split will increase the number of stockholders of the Company who own odd lots (less than 100 shares).  Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales.  Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

Anti-Takeover Effects of the Reverse Stock Split

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE DIFFICULT THE REMOVAL OF MANAGEMENT.

The effective increase in our authorized shares could potentially be used by management to thwart a take-over attempt.  The over-all effects of this proposal might be to render it more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s securities and the removal of incumbent management.  The proposal could make the accomplishment of a merger or similar transaction more difficult, even if, it is beneficial to shareholders.  Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders, that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

This proposal is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise.  It was done as a way to attract potential investors and conduct a financing transaction.

Neither the Company’s charter nor its by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision.  The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

As discussed above, the Reverse Stock Split was the subject of a unanimous vote by the Board of Directors, subject to receiving the approval of one holder of a majority of our outstanding capital stock, approving the Reverse Stock Split.  There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a reverse stock split.

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Plans, Proposals Or Arrangements To Issue Newly Available Shares Of Common Stock

The main purpose of completing this Reverse Stock Split is to increase the amount of shares available in order to have the ability to issue shares and attract investors.  The Company has not entered into any agreements whereby it has agreed to issue the newly available shares.

Fractional Shares

We will not issue fractional certificates for post-reverse split shares in connection with the reverse split.  Instead, an additional share shall be issued to all holders of a fractional share.  To the extent any holders of pre-reverse split shares are entitled to fractional shares as a result of the Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

Summary Of Reverse Stock Split

Below is a brief summary of the reverse stock split:

•

The issued and outstanding Common Stock shall be reduced on the basis of one post-split share of the Common Stock for every 1,000 pre-split shares of the Common Stock outstanding.  The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation.

•

Stockholders of record of the Common Stock as of December 6, 2011 shall have their total shares reduced on the basis of one post-split share of Common Stock for every 1,000 pre-split shares outstanding.

•

As a result of the reduction of the Common Stock, the pre-split total of issued and outstanding shares of 155,748,000 shall be consolidated to a total of approximately 155,748 issued and outstanding shares (depending on the number of fractional shares that are be issued or cancelled).

This action has been approved by the Board and the written consent of the holders of the majority of the outstanding voting capital stock of the Company.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Reverse Stock Split will not be filed with the Secretary of State of the State of Nevada or become effective until at least 20 calendar days after the mailing of the Definitive Information Statement.

This Information Statement is being mailed on or about December 16, 2011 to all Stockholders of record as of the Record Date.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Common Stock owned on December 6, 2011 by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address (1)	Number of Shares Owned	Percentage (2)
Jordan Shapiro (3) Suite 507-700 West Pender St. Vancouver, B.C. V6C 1G8	1,000,000 shares of Series A Preferred stock	100%
Jordan Shapiro (3) Suite 507-700 West Pender St. Vancouver, B.C. V6C 1G8	56,906,800 shares of Common Stock (4)	36.5%
Vitaly Melnikov (5) Suite 507-700 West Pender St. Vancouver, B.C. V6C 1G8	500,000 (6)	(7)
All Directors And Officers As A Group	1,000,000 shares of Series A Preferred stock and 57,406,800 shares of Common Stock	100% and 36.9%

1.

The person named in this table has sole voting and investment power with respect to all shares of common stock reflected as beneficially owned.

2.

Based on 155,748,000 shares of common stock and 1,000,000 shares of preferred stock outstanding as of December 6, 2011.

3.

Mr. Shapiro our President, Chief Executive Officer, Secretary, Treasurer and a Director.

4.

Includes 46,571,800 shares of common stock owned directly, 10,307,000 shares of common stock owned by Hudson Capital Inc. and 28,000 of common stock owned by Hudson Capital LLC, both companies that Mr. Shapiro has voting and investment control over.

5.

Mr. Melnikov is our Chief Financial Officer and a Director.

6.

Options to purchase common stock at a price of $0.50 per share until June 5, 2013.

7.

Less than 1%.

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ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”).  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.  The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

NO DISSENTER’S RIGHTS

The Stockholders have no right under the Nevada Revised Statutes, the Articles consistent with above or by-laws to dissent from any of the provisions adopted in the Amendments.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders.  The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on January 5, 2012.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company.  The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.  The Board of Directors has fixed the close of business on December 6, 2011, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the above actions will not become effective until at least 20 calendar days after the filing of the Definitive Information Statement.

This Information Statement is being mailed on or about December 16, 2011 to all Stockholders of record as of the Record Date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: December 16, 2011	For the Board of Directors of Mass Petroleum Inc.

	By:	/s/ Jordan Shapiro
Jordan Shapiro
Chief Executive Officer and Director

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